                                                                  Exhibit 23H4C

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

   This Amendment to the Fund Participation Agreement ("Agreement") dated the 1st day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), and Lincoln Life & Annuity Company of New York, a New York insurance company (the "Company") is effective as of May 1, 2005.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

    1. Schedule 2 of this Agreement shall be deleted and replaced with the attached
      Schedule 2.

    2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                          Lincoln Variable Insurance Products
                                          Trust
                                          (Trust)

Date: 7/11/05                             By: /s/ Kelly D. Clevenger
                                              ---------------------------------
                                              Kelly D. Clevenger
                                              President

                                          Lincoln Life & Annuity Company of
                                          New York
                                          (Company)

Date: 7/11/05                             By: /s/ Rise C. M. Taylor
                                              ---------------------------------
                                              Rise C. M. Taylor
                                              Second Vice President

142451 V. 2

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                                  Schedule 2

                                     Funds
                               As of May 1, 2005

Aggressive Growth Fund
Aggressive Profile Fund
Bond Fund
Capital Appreciation Fund
Conservative Profile Fund
Core Fund
Equity-Income Fund
Global Asset Allocation Fund
Growth Fund
Growth and Income Fund
Growth Opportunities Fund
International Fund
Managed Fund
Moderate Profile Fund
Moderately Aggressive Profile Fund
Money Market Fund
Social Awareness Fund
Special Opportunities Fund